UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Global Technology Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40948	66-0969672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 US Hwy 50, Suite 309

Zephyr Cove, Nevada 89488

(Address of principal executive offices, including zip code)

(307) 203-7980

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GTACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value,	GTAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 20, 2024, Courtney Robinson tendered her resignation as a director of the Board of Directors (the “Board”) of Global Technology Acquisition Corp. I (the “Company”), effective immediately. Ms. Robinson’s decision to resign was not a result of any disagreement or dispute with the Board or management of the Company on any matter relating to the Company’s operations, policies or practices. Ms. Robinson served as chair of the Company’s compensation committee and as a member of the Company’s nominating and corporate governance committee.

Committees of the Board of Directors

In response to Ms. Robinson’s resignation, the Board appointed current independent director Garth Mitchell to the Company’s nominating and corporate governance committee and current independent director Javier Saade to the Company’s compensation committee, and the Board designated current independent director Gloria Fu as the chair of the Company’s compensation committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2024

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer